THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

AGN NETWORKS, INC.

8% PROMISSORY NOTE

No. JT________	$250,000

December 12, 2006

AGN NETWORKS, INC. a Delaware corporation (the “Company”), for value received hereby promises to pay to the order of X AND O COSMETICS, INC., or its registered assigns (the “Holder”), the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the “Principal Amount”) together with any interest accrued thereon as provided in this Note, on or before December 12, 2007, (the “Maturity Date”).

Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder at 154 Toledo Street, Farmingdale, NY 11735, or such other address as the Holder may, from time to time, notify the Company in writing.

This Note is subject to the following additional provisions to which the Holder, by acceptance of this Note, agrees:

1.  Prepayment. The Company may prepay this Note, in whole or in part, at any time and from time to time without prepayment premium or penalty. Any prepayment shall be credited first to accrued and unpaid Interest (as defined below) and then to the outstanding Principal Amount.

2.  Computation of Interest.

(a) Base Interest Rate. Subject to subsections 2(b) and 2(c) below, the outstanding Principal Amount shall bear interest at the rate of eight percent (8%) per annum, commencing on the date hereof (the “Interest”). All computations of Interest hereunder shall be made based on the actual number of days elapsed in a year of 365 days (including the first day but excluding the last day during which any such Principal Amount is outstanding). The Principal Amount of this Note, together with any accrued and unpaid Interest, shall be payable on the Maturity Date.

(b) Default Interest. If on the Maturity Date the Principal Amount, together with any accrued and unpaid Interest, (i) has not been paid in full, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to Twelve percent 12 % per annum from the date of default until the Company pays all amounts due under this Note; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 2(c) below.

(c) Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid to the Holder with respect to such period shall be credited, without further agreement or notice, to the outstanding Principal Amount to reduce the outstanding Principal Amount by such credited amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to the Principal Amount and the Holder had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable on the Maturity Date. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws to the use or detention of money or to forbearance in seeking its collection.

3.  Insolvency. The outstanding Principal Amount of this Note, together with any accrued and unpaid Interest, shall become immediately due and payable upon the occurrence of any of the following events: (a) the dissolution of the Company; (b) the admission in writing of the Company’s inability to pay its debts as they become due; (c) any assignment by the Company for the benefit of creditors; (d) any application by the Company for appointment of a receiver; (e) the commencement by the Company of a voluntary case under any provision of the Federal Bankruptcy Code (the “Code”) or amendments thereto or any other federal or state law affording relief to debtors; or (f) there shall be commenced against the Company any such proceeding, application or an involuntary case under the Code, which proceeding, application or case is not dismissed or withdrawn within ninety (90) days of commencement or filing, as the case may be.

4.  Restrictions on Transfer. This Note is non-negotiable and it may not be sold, transferred, pledged, assigned or hypothecated without the prior written consent of the Company (and in accordance with the restrictive legend on the first page of this Note).

5.  Optional Purchase of all of the capital stock of the Company by the Holder. The Holder shall have the unlimited, irrevocable option, but not the obligation, to purchase from the Company, pursuant to the terms and conditions set forth in Exhibit A attached hereto, all of the capital stock of the Company. Holder shall incur no liability in the event that the Holder does not exercise such option.

6.  Event of Default.

(a)  In case the Company fails to pay back any outstanding amount of this Note for any reason whatsoever, the Holder may, by written notice to the Company, declare the full principal amount of this Note (and, at such Holder's option, all other Notes then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration, to be, whereupon the same shall become, immediately due and payable in cash. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. An Event of Default shall occur upon:

(b)  Any default in the payment of the principal of, interest on or liquidated damages in respect of, this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on the applicable interest payment date, the Maturity Date, by acceleration or otherwise).

(c)  The Company or any of its subsidiaries commencing a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commencing any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof; or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty (60) days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing.

(b)  The Company’s default in any of its obligations or if an event shall occur, or shall fail to occur, which gives (or would give after the passage of time or giving of notice or both) the payee of any such obligation the right to accelerate the payment thereof under any mortgage, credit agreement or other facility, indenture agreement, promissory note or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(c)  The Company shall be a party to any merger or consolidation pursuant to which the Company shall not be the surviving entity or shall sell, transfer or otherwise dispose of all or substantially all of its assets in one or more transactions, or shall redeem more than a de minimis number of shares of common stock.

7.  Covenants of the Company.

(a) The obligations of the Company under this Note shall not be subject to reduction, limitation, impairment, termination, defense, set-off, counterclaim or recoupment for any reason. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

(b) The Company agrees not to contract with any party, other than the Holder, with respect to the sale of any significant percentage (more than 10%) of the Company’s capital stock or any significant assets while any amounts are due under this Note without the consent of the Holder.

8.  Miscellaneous.

(a)  No Recourse. No recourse shall be had for the payment of the Principal Amount or the Interest on this Note, or for any claim based hereon or otherwise in respect hereof, against any incorporator, shareholder, officer, director, representative or agent as such, past, present or future, of the Company or any successor or assign, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by the Holder (and the Holder’s successors and assigns).

(b)  Limited Rights of Holders. This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

(c)  Loss, theft, destruction, or mutilation of the Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this Section shall be dated as of the date of this Note.

(b) Amendments and Waivers. No provision of this Note may be amended without the express written consent of both the Company and the Holder. No delay by the Company in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

(c) Governing Law; Jurisdiction. This Note is made and delivered in, and shall be governed by and construed in accordance with the laws of, the State of New York (without giving effect to principles of conflicts of laws of the State of New York or any other state), and any dispute shall be resolved in the state or federal courts located in New York County, New York.

(d) Counterparts. This Agreement may be executed in one or more counterparts, including facsimile signatures, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

AGN NETWORKS, INC.

By:	/s/ Ernie A. Darius
Name: Ernie A. Darius
Title: President

Signature Page to the Note

Exhibit A

Optional Purchase Term Sheet